                                                                    EXHIBIT 4(a)

                                   [FORM OF]
                               WARRANT AGREEMENT



         THIS AGREEMENT, dated as of [date], between Salomon Inc, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), [Bank], a [national banking association] [bank] [trust company] duly organized and existing under the laws of the [United States of America] [State of ______], as warrant agent (the "Warrant Agent"), and Salomon Brothers Inc, a corporation duly organized and existing under the laws of the State of Delaware, as determination agent (the "Determination Agent"),

                                WITNESSETH THAT:

         WHEREAS, the Company proposes to sell warrants (the "Warrants" or, individually, a "Warrant"), each representing the right of the beneficial owner thereof (each, a "Holder") to receive from the Company an amount in U.S. dollars to be determined by reference to movements in the index (as defined in Exhibit A hereto, the "Index"); and

         WHEREAS, the Company wishes the Warrant Agent to act on behalf of the Company in connection with the issuance, transfer and exercise of the Warrants, and wishes to set forth herein, among other things, the terms of the Warrants and the terms and conditions on which they may be issued, transferred and exercised;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                   ISSUANCE OF WARRANTS AND FORM, EXECUTION,
               DELIVERY AND REGISTRATION OF WARRANT CERTIFICATES

         SECTION 1.01.  Issuance of Warrants.  The Warrants will be issued in
                        --------------------
book-entry form and represented by global certificates (each, a "Global Certificate"). Each Warrant shall represent the right, subject to the provisions contained herein and in the Warrant Certificates (as defined below), to receive the Cash Settlement Value or, if applicable, the Alternative Settlement Amount (each as defined in Exhibit A hereto) of such Warrant upon exercise (including, if applicable, Early Exercise (as defined below)). In no event shall Holders (as defined below) be entitled to receive any interest on any Cash Settlement Value or Alternative Settlement Amount, and the Warrants shall not entitle the Holders to any of the rights of the
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holders of any security or securities underlying the Index or with respect to which the Index is calculated (an "Underlying Security") or any currency, or currencies or composite currencies underlying the Index or with respect to which the Index is calculated (an "Underlying Currency"; and together with an Underlying Security, an "Underlying Asset"). A Warrant will not require or entitle the Holder thereof to sell or deliver any Underlying Asset to the Company. The Company shall not be under any obligation to, nor will it, purchase or take delivery of any such Underlying Asset from Holders.

         SECTION 1.02.  Form, Execution and Delivery of Warrant Certificates;
                        -----------------------------------------------------
Book-Entry Procedures; Successor Depository.  (a)  Each Global Certificate shall
- -------------------------------------------
be evidenced by a certificate in registered form substantially in the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement. Each Global Certificate may represent any whole number of Warrants. The Global Certificates may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or securities association on which the Warrants may be listed, or to conform to usage. The Global Certificates shall be signed on behalf of the Company by its Chairman, one of its Vice Chairmen, its President, one of its Executive or Senior Vice Presidents, its Treasurer, or its Controller under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers may be manual or facsimile. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Global Certificate that has been duly countersigned and delivered by the Warrant Agent.

         The Warrant Agent is authorized, upon receipt of a Global Certificate from the Company, duly executed on behalf of the Company, to countersign such Global Certificate. Each Global Certificate shall be manually countersigned and dated the date of the countersignature by a duly authorized representative of the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall countersign and deliver each Global Certificate to or upon the written order of the Company.

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         The Company reserves the right to issue, from time to time after the date of execution of this Agreement, additional Warrants, and in connection therewith the Global Certificate may be exchanged for a new Global Certificate to reflect the issuance by the Company of such additional Warrants. To effect such an exchange the Company shall deliver to the Warrant Agent a new Global Certificate duly executed on behalf of the Company as provided in this Section. The Warrant Agent shall authenticate the new Global Certificate as provided in this Section and shall deliver the new Global Certificate to the Depository as designated herein. The Warrant Agent shall cancel the Global Certificate delivered to it by the Depository, destroy such Global Certificate and provide a certificate of destruction to the Company.

         (b) In case any officer of the Company who shall have signed a Global Certificate, either manually or by facsimile signature, shall cease to be such officer before such Global Certificate shall have been countersigned and delivered by the Warrant Agent to the Company or delivered by the Company, such Global Certificate nevertheless may be countersigned and delivered as though the person who signed such Global Certificate had not ceased to be such officer of the Company; and any Global Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Global Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such person was not such officer.

         (c) Each Global Certificate shall be registered initially in the name of a nominee of the depository (the "Depository," which term, as used herein, includes any successor securities depository selected by the Company). The Depository Trust Company (the "DTC") shall be the Depository. The Warrant holdings of the Depository participants (the "Participants") will be recorded on the books of the Depository. The holdings of customers of the Participants and the identity of the Holders will be reflected on the books and records of such Participants and will not be known to the Warrant Agent, the Company or the Depository. The Global Certificates will be held by the Depository or its agent.

         The Company may from time to time select a new entity to act as Depository with respect to the Warrants and, if such selection is made, the Company shall promptly give the Warrant Agent notice to such effect identifying the new Depository, and the Global Certificate shall be delivered to the Warrant Agent and shall be transferred to the new Depository as provided below as promptly as possible. Appropriate changes may be made in the forms of the Global Certificate, the notice of exercise and the related notices to be delivered in connection with an exercise to reflect the selection of a new Depository.

         (d) Except as otherwise provided herein or in the Global Certificate, the Warrant Agent shall from time to time register the transfer of the Global Certificate in its records (which may be maintained electronically), subject to such reasonable regulations as the Company or the Warrant Agent may prescribe, only to the Depository, to another nominee of the Depository, to a successor Depository or to a nominee of a successor Depository, upon surrender of such Global Certificate to the Warrant Agent's Office, or at the office of any successor Warrant Agent, duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company, duly executed by the registered holder thereof or by the duly appointed legal representative thereof, or by its duly authorized attorney, such signature to be guaranteed by a bank or trust company with a correspondent office in the City of New York or by a member of a national securities exchange. Upon any such registration of transfer, a new Global Certificate of like tenor and representing a like number of unexercised Warrants shall be issued to the transferee and the surrendered Global Certificate shall be cancelled by the Warrant Agent.

         (e) Except as provided in Section [1.03], no service charge shall be made for any registration of transfer or exchange of Global Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Global Certificates, other than exchanges pursuant to this Section [1.02] not involving any transfer.

         SECTION 1.03.  Mutilated or Missing Global Certificates.  (a)  If any
                        ----------------------------------------
Global Certificate is mutilated, lost, stolen or destroyed, the Company may in its discretion execute, and the Warrant Agent may countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Global Certificate, or in lieu of the Global Certificate lost, stolen or destroyed, a new Global Certificate of like tenor and representing an equivalent number of Warrants, bearing an identification number not contemporaneously outstanding, but only (in case of loss, theft or destruction) upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Global Certificate and security or indemnity, if requested, also satisfactory to them. Applicants for such substitute Global Certificates shall

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also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

         (b) In case all of the Warrants evidenced by any such mutilated, destroyed, lost or stolen Global Certificate have been or are about to be exercised (including pursuant to Early Exercise), the Company in its discretion may, instead of issuing a new Global Certificate, direct the Warrant Agent to treat such Global Certificate as if it had received written irrevocable notice of exercise in proper form in respect thereof prior to 3:00 P.M., New York City time, on the date of such direction from the Company or to treat such Global Certificate as subject to Early Exercise pursuant to Section [2.03], as the case may be, as provided herein, and the Warrant Agent shall comply with any such direction.

         (c) Each new Global Certificate issued pursuant to this Section [1.03] in replacement of any destroyed, lost or stolen Global Certificate shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Global Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Warrant Agreement equally and proportionately with any and all other Global Certificates duly issued hereunder.

         (d) Upon the issuance of any new Global Certificate in accordance with this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith.

         (e) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Global Certificates.


                                   ARTICLE II

                       DURATION AND EXERCISE OF WARRANTS

         SECTION 2.01.  Duration of Warrants; Minimum Exercise Amounts; Notice
                        ------------------------------------------------------
of Exercise.  The terms regarding the duration, minimum exercise amounts and
- -----------
notice of Exercise will be as set forth in Exhibit A.

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         SECTION 2.02.  Exercise and Delivery of Warrants.  The method of
                        ---------------------------------
exercise and delivery of the Warrants will be as set forth in Exhibit A.

         SECTION 2.03.  Early Exercise of Warrants.  The terms of early exercise
                        --------------------------
of the Warrants will be as set forth in Exhibit A.

         SECTION 2.04.  Valuation and Payment upon Extraordinary Event.  The
                        ----------------------------------------------
method of valuation and payment upon an extraordinary event will be as set forth in Exhibit A.

         SECTION 2.05.  Covenant of Company.  The Company covenants, for the
         ----------------------------------
benefit of the Holders, that until the Expiration Date (a) it will use its best efforts to maintain the listing of the Warrants on the national securities exchange or securities association designated in Exhibit A hereto (the "Designated Exchange") or another national securities exchange or securities association and that it will not seek the delisting of the Warrants, or suspension of their trading on, the Designated Exchange unless prior to such delisting or suspension the Warrants shall have been listed, and shall be trading, on another national securities exchange or securities association and
(b) upon written request it will furnish any Holder with a list of the then current Underlying Assets, together with a chart depicting the level of the Index for the most recent five-year period.

         SECTION 2.06.  Return of Money Held Unclaimed for Two Years.  Any money
                        --------------------------------------------
deposited with or paid to the Warrant Agent for the payment of the Cash Settlement Value or Alternative Settlement Amount of any Warrant and not applied but remaining unclaimed for two years after the date upon which such Cash Settlement Value or Alternative Settlement Amount shall have become due and payable, shall be repaid by the Warrant Agent to the Company. The Holder of such Warrant shall thereafter look only to the Company for any payment that such Holder may be entitled to collect and all liability of the Warrant Agent with respect to such money shall thereupon cease; provided that the Warrant Agent, before making any such repayment, may at the expense of the Company notify any Holder that has not received the Cash Settlement Value or Alternative Settlement Amount of such Holder's Warrant (by first-class mail to the address of such Holder as it appears in the Warrant Register) that said money has not been so applied and remains unclaimed and that after a date named therein any unclaimed balance of said money then remaining will be returned to the Company.

         SECTION 2.07.  Inspection by Holders.  The Warrant Agent shall make
                        ---------------------
available during its normal business hours

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a reasonable number of copies of this Agreement at the Warrant Agent's Office for inspection by any Holder.

         SECTION 2.08.  Return of Global Certificates.   At such time as the
                        -----------------------------
Warrants represented by the Global Certificates have been exercised, deemed exercised or otherwise cancelled, upon receipt of the same by the Warrant Agent, the Warrant Agent shall return each cancelled Global Certificate to the Company.


                                  ARTICLE III

                          OTHER PROVISIONS RELATING TO
                               RIGHTS OF HOLDERS

         SECTION 3.01.  Holder May Enforce Rights.  Notwithstanding any other
                        --------------------------
provision of this Agreement, any Holder may, without the consent of the Warrant Agent or any other Holder, in and for his own behalf, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise, and to receive payment for, his Warrants as provided in this Agreement.

         SECTION 3.02.  Merger, Consolidation, Sale, Transfer or Conveyance.  If
                        ---------------------------------------------------
at any time there shall be a merger or consolidation involving the Company or a sale, transfer, conveyance (other than by way of lease) or other disposition of substantially all of the assets of the Company, then the successor or assuming corporation shall succeed to and be substituted for the Company under this Agreement and the Warrants, with the same effect as if it had been named herein and in the Global Certificates as the Company. The Company shall thereupon be relieved of any further obligation hereunder or under the Warrants and may at any time thereafter be dissolved, wound up or liquidated. In any case of any such consolidation or merger involving the Company or sale, transfer, conveyance or other disposition of substantially all of the assets of the Company, any changes in phraseology and form (but not in substance) that may be appropriate may be made in the Global Certificates delivered thereafter.

         The Warrant Agent may rely on a written opinion of counsel as conclusive evidence that any such consolidation or merger involving the Company or sale, transfer, conveyance (other than by way of lease) or other disposition of substantially all of the assets of the Company complies with the provisions of this Section 3.02.

                              ARTICLE IV

                 WARRANTS ACQUIRED BY COMPANY; PAYMENT OF TAXES

         SECTION 4.01.  Warrants Acquired by Company.  In the event that the
                        ----------------------------
Company shall purchase or otherwise acquire Warrants, such Warrants may, at the option of the Company, be surrendered free through a Participant to the Depository for credit to the account of the Warrant Agent maintained at the Depository, and if so credited, the Warrant Agent shall promptly note the cancellation of such Warrants by notation on the records of the Warrant Agent. Such Warrants may also, at the option of the Company, be held by the Company or resold by the Company directly or to or through any of its affiliates in lieu of being surrendered to the Depository.

         Any cancelled Global Certificate held by the Warrant Agent under this Agreement shall be destroyed by the Warrant Agent unless otherwise directed by the Company, and the Warrant Agent shall deliver to the Company a certificate of destruction evidencing the same.

         SECTION 4.02.  Payment of Taxes.  The Company will pay all documentary
                        ----------------
stamp, withholding and other taxes, if any, attributable to the initial issuance of Warrants; provided, however, that the Company shall not be required to pay
             --------  -------
any tax or other governmental charge that may be payable in respect of any transfer involving any beneficial or record interest in, or ownership interest of, any Warrant or Global Certificate.

                                   ARTICLE V

                          CONCERNING THE WARRANT AGENT

         SECTION 5.01.  Warrant Agent.  (a)  The Company hereby appoints the
                        -------------
[national or state bank or trust company] named in the preamble to this Agreement as Warrant Agent of the Company in respect of the Warrants upon the terms and subject to the conditions set forth herein and in the Global Certificates, and such entity hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in this Agreement and the Global Certificates and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Global Certificates are subject to and governed by the terms and provisions hereof.

         (b) Unless otherwise provided by this Agreement, the calculations and determinations of the Warrant Agent under this Agreement shall, absent manifest error, be final and binding on the Company, the Holders and any Participant. Any such calculations will be made available to a Holder for inspection at the Warrant Agent's Office.

         SECTION 5.02.  Conditions of Warrant Agent's Obligations.  The Warrant
                        -----------------------------------------
Agent accepts its obligations herein set forth upon the terms and conditions herein and in the Global Certificates, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders shall be subject:

         (a) The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including counsel fees and expenses) incurred by the Warrant Agent without negligence, bad faith or breach of this Agreement on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense (including reasonable counsel fees and expenses) incurred without negligence, bad faith or breach of this Agreement on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder, as well as the costs and expenses of defending against any claim of liability in the premises.

         (b) In acting under this Agreement and in connection with the Global Certificates, the Warrant Agent is acting solely as an agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrants (including, without limitation, any Holder).

         (c) The Warrant Agent may consult with counsel satisfactory to it (including counsel to the Company), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

         (d) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Global Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

         (e) The Warrant Agent, or any of its officers, directors and employees, may become the owners of, or acquire any interest in, any Warrants or other obligations of the Company, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on behalf of, or as depository, trustee or agent for, any committee or body of holders of Warrants or other obligations of the Company as freely as if it were not the Warrant Agent hereunder.

         (f) The Warrant Agent shall not be under any liability for interest on any money at any time received by it pursuant to any of the provisions of this Agreement or of the Global Certificates.

         (g) The Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or with respect to the validity or execution of any Global Certificate (except its countersignature thereon).

         (h) The recitals contained herein and in the Global Certificates (except as to the Warrant Agent's countersignature thereon) shall be taken as the statements of the Company and the Warrant Agent assumes no responsibility for the correctness of the same.

         (i) The Warrant Agent shall be obligated to perform such duties as are specifically set forth herein and in the Global Certificates and no implied duties or obligations shall be read into this Agreement or the Global Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder likely to involve it in any expense or liability, the payment of which is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of the Global Certificates countersigned by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for application by the Company of any proceeds. Except as provided in Section 6.03 hereof, the Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Global Certificates or herein or in the case of the receipt of any written demand from a Holder of a Warrant with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company.

         SECTION 5.03.  Resignation and Appointment of Successor.  (a)  The
                        ----------------------------------------
Company agrees, for the benefit of the Holders from time to time of the Warrants, that there shall at all times be a Warrant Agent hereunder until all the Warrants are no longer exercisable or until monies for the payment of all outstanding Warrants, if any, shall have been paid to the Warrant Agent and shall have been returned to the Company as provided in Section 2.07, whichever occurs earlier.

         (b) The Warrant Agent may at any time resign as such agent by giving a written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a successor Warrant Agent, and acceptance of such appointment by such successor Warrant Agent as hereinafter provided. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a banking institution organized under the laws of the United States of America or one of the states thereof, have a combined capital and surplus of at least $100,000,000 (as set forth in its most recent report of condition published pursuant to law or to the requirements of any United States federal or state regulatory or supervisory authority) and have its office or an agent's office in The City of New York) and the acceptance of such appointment by such successor Warrant Agent. In the event that no successor Warrant Agent has been appointed and accepted its duties within 90 days of the Warrant Agent's delivery of its notice of resignation, the Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Warrant Agent. The obligation of the Company under Section 5.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

         (c) In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by it of such appointment, the Warrant Agent so superseded shall cease to be the Warrant Agent hereunder.

         (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

         (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto.

                                   ARTICLE VI

                                 MISCELLANEOUS

         SECTION 6.01.  Amendment.  (a)  This Agreement and the terms of the
                        ---------
Warrants and the Global Certificates may be amended by the Company and the Warrant Agent, without the consent of any Holders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, to maintain the Warrants' listing on the Designated Exchange or any other national securities exchange or securities association on which they are then listed or their registration under the Securities Exchange Act of 1934, as amended, to reflect the issuance by the Company of additional Warrants, or in any other manner which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the Holders of the Warrants.

         (b) The Company and the Warrant Agent may modify or amend this Agreement, the terms of the Warrants and the Global Certificates, with the consent of Holders holding not less than a majority in number of the then outstanding Warrants affected by such modification or amendment, for any purpose; provided, however, that no such modification or amendment that affects
         --------  -------
the strike price in effect at any time, otherwise changes the determination of the Cash Settlement Value or Alternative Settlement Amount of a Warrant (or any aspects of such determination) so as to reduce the amount receivable upon exercise of a Warrant, shortens the period of time during which the Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the Holders or reduces the percentage of the number of outstanding Warrants the consent of the Holders of which is required for modification or amendment of this Agreement or the Warrants or Global Certificates, may be made without the consent of each Holder affected thereby.

         SECTION 6.02.  Successor Index.  In the event that the Company, in its
                        ---------------
sole discretion, determines that it is necessary or appropriate to use a Successor Index (as defined in Exhibit A hereto) to the Index, the Company shall give notice to the Warrant Agent, which shall then promptly notify the Holders of Warrants (in the manner provided in Section 6.05), to the effect that (a) a Successor Index will replace the Index and (b) pursuant to the Warrant Agreement and the Warrants, such Successor Index will be used in place of the Index for all purposes relating to the Warrants, and the Company shall make available to the Holders of Warrants, upon request, a written description of the manner in which such Successor Index is determined.

         SECTION 6.03.  Notices and Demands to the Company and Warrant Agent.
                        ----------------------------------------------------
If the Warrant Agent shall receive any notice or demand addressed to the Company by any Holder pursuant to the provisions of this Agreement or the Global Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

         SECTION 6.04.  Addresses for Notice.  Any communications to the Warrant
                        --------------------
Agent with respect to this Agreement shall be addressed to it at the address specified in Exhibit A hereto; any communications to the Company with respect to this Agreement shall be addressed to Salomon Inc, at the address specified in Exhibit A hereto, with a copy to the Determination Agent; and any communications to the Determination Agent with respect to this Agreement shall be addressed to Salomon Brothers Inc, at the address specified in Exhibit A hereto (or, in each case, such other address as shall be specified in writing by such party to the others).

         SECTION 6.05.  Notices to Holders.  The Company may cause notice to be
                        ------------------
given to the Holders of Warrants by providing the Warrant Agent with a form of notice to be distributed by the Warrant Agent to the Holders by first-class mail to their respective addresses as they appear on the Warrant Register.

         SECTION 6.06.  Applicable Law.  The validity, interpretation and
                        --------------
performance of this Agreement and each Warrant and Global Certificate issued hereunder and of the respective terms and provisions hereof and thereof shall be governed by the laws of the State of New York.

         SECTION 6.07.  Obtaining of Governmental Approvals.  The Company will
                        -----------------------------------
from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and the Designated Exchange and securities acts filings under United States federal and state laws, which may be or become requisite in connection with the issuance, sale, trading, transfer or delivery of the Warrants and the Global Certificates and the exercise of the Warrants.

         SECTION 6.08.  Persons Having Rights Under Agreement.  Nothing in this
                        -------------------------------------
Agreement, expressed or implied, nor anything that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Determination Agent, the Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company, the Determination Agent the Warrant Agent, each of their respective successors and assigns and the Holders.

         SECTION 6.09.  Headings.  The descriptive headings of the several
                        --------
Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions herein.

         SECTION 6.10.  Counterparts.  This Agreement may be executed in any
                        ------------
number of counterparts, each of which when so executed shall be deemed to be an original; and such counterparts shall together constitute but one and the same instrument.

         SECTION 6.11.  Inspection of Agreement.  A copy of this Agreement shall
                        -----------------------
be available at all reasonable times at the Warrant Agent's Office for inspection by the Holders.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                              SALOMON INC


                              By _____________________
                                 Name:
                                 Title:



                              [WARRANT AGENT]


                              By _____________________
                                 Name:
                                 Title:



                              SALOMON BROTHERS INC


                              By _____________________
                                 Name:
                                 Title:

                                                                       EXHIBIT A

                          [FORM OF GLOBAL CERTIFICATE]


No.                                               CUSIP No. [          ]

                                  SALOMON INC
                        Global Certificate Representing

            Constant Maturity U.S. Treasury Yield Increase Warrants
                            Expiring April __, 1996


          This certifies that The Depository Trust Company (the "DTC"), or registered assigns is the registered owner of [X,000,000] Constant Maturity U.S. Treasury Yield Increase Warrants (the "Warrants") Expiring April __, 1996 (the "Expiration Date"). Each Warrant entitles the registered owner thereof (a "Holder") to receive, subject to the conditions set forth herein and in the Warrant Agreement, from Salomon Inc (the "Company") a cash settlement value in U.S. Dollars (the "Cash Settlement Value") equal to the product of $100 x 2.5 x (the excess of the Spot Yield over [ ]%) on the Expiration Date or, upon the occurrence of certain events defined below, the Early Expiration Date, for such Warrant; provided, however, that if such amount is less than or equal to zero,
         --------  -------
then the Cash Settlement Value will be zero. In no event shall a Holder be entitled to any interest on any Cash Settlement Value.

        The "Spot Yield" will be determined as of the Exercise Date or Early Exercise Date, as the case may be, by Salomon Brothers Inc (the "Determination Agent"). The determination of the Spot Yield by the Determination Agent shall be, in the absence of manifest error, binding on Holders of Warrants and the Company. The Spot Yield means, with respect to the Exercise Date, in the following order of priority:

            (i) the one-week average yield on 5-year U.S. Treasury securities at "constant maturity" as estimated from the U.S. Department of the Treasury's weekly yield curve, as published in the latest H.15(519) (as defined below) available with respect to such Exercise Date under the column "Week Ending" for the week most recently ended opposite the heading "U.S. government securities-Treasury Constant Maturities, 5-year", provided that such H.15(519) was first available not earlier than 10 calendar days before such Exercise Date;

            (ii) if the latest H.15(519) is not available as specified in clause
     (i) above, the Spot Yield will be such 5-year United States Treasury constant maturity rate (or other 5-year United States Treasury rate) for such Exercise

     Date as may then be published by either the Board of Governors of the Federal Reserve System (the "Board") or the U.S. Department of the Treasury that the Determination Agent determines to be most comparable to the rate formerly published in H.15(519), provided that such comparable rate was first available not earlier than 10 calendar days before such Exercise Date;

            (iii) if the Spot Yield as described in clause (ii) is not available as specified in clause (ii) above, the Spot Yield will be a yield to maturity for direct noncallable fixed rate obligations of U.S. Treasury securities most recently issued with an original maturity of approximately 5 years and a remaining term to maturity of not less than 4 years, based on the yield (which yield is based on asked prices) for such issue of U.S. Treasury securities for such Exercise Date, as published by 3:00 p.m. (New York City time) on the Exercise Date, by the Federal Reserve Bank of New York in its daily statistical release entitled "Composite 3:30 P.M. Quotations for U.S. Government Securities" (or any successor or similar publication selected by the Determination Agent published by the Board, the Federal Reserve Bank of New York or any other Federal Reserve Bank or affiliated entity), provided that such published rate relates to the New York Banking Day before the Exercise Date or, if such rate is not available, the second New York Banking Day before the Exercise Date;

            (iv) if the Spot Yield as described in clause (iii) is not published by 3:00 p.m. (New York City time) on the Exercise Date, the Spot Yield will be calculated by the Determination Agent and will be a yield to maturity (expressed as a bond equivalent and as a decimal rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded up, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) based on the arithmetic mean of secondary market offer prices as of approximately 3:30 p.m. (New York City time) on such Exercise Date, based on thee written records of three leading primary United States government securities dealers in The City of New York selected by the Determination Agent (from five such dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for U.S. Treasury securities most recently issued with an original maturity of approximately 5 years and a remaining term to maturity of not less than 4 years. If three or four (and not five) of such dealers are quoting as described in this clause (iv), then the Spot Yield will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of such quotations will be eliminated.

            (v) if fewer than three dealers selected by the Determination Agent are quoting as described in clause (iv), the Spot Yield will be calculated by the Determination Agent and will be a yield to maturity (expressed as a bond equivalent and as a decimal rounded, if necessary, to the nearest one hundred-thousandth of a percentage point with five one-millionths of a percentage point rounded up, on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) based on the arithmetic mean of the secondary market offer prices as of approximately 3:30 p.m. (New York City time) on the Exercise Date, based on the written records, of three leading primary United States government securities dealers in The City of New York selected by the Determination Agent (from five such dealers and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for U.S. Treasury securities with an original maturity of approximately ten years and a remaining term of maturity closest to five years. If three or four (and not five) of such dealers are quoting as described in this clause (v), then the Spot Yield will be based on the arithmetic mean of the offer prices obtained and neither the highest nor lowest of such quotations will be eliminated. In the case of clause (v), if two U.S. Treasury securities with an original maturity of approximately ten years have remaining terms to maturity equally close to five years, the quotes for the Treasury security with the shorter remaining term to maturity will be used.

          This Global Certificate will not be valid unless countersigned by the Warrant Agent.

          The Warrants evidenced by this Global Certificate are part of a duly authorized series of Warrants issued by the Company pursuant to a Warrant Agreement, dated [date of Agreement], among the Company, [name of warrant agent] (the "Warrant Agent), and the Determination Agent, and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the beneficial owners of the Warrants, the entities through which such beneficial owners hold their beneficial interests in the Warrants (each, a "DTC Participant") and the registered owner of this Global Certificate consent by acceptance of this Global Certificate by DTC and which Warrant Agreement is hereby incorporated by reference in and made a part of this Global Certificate. A copy of the Warrant Agreement is on file at the Warrant Agent's Office, which is located at [address of warrant agent].

          The Warrants constitute direct, unconditional and unsecured obligations of the Company and rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt. The Company reserves the right to issue additional Warrants under this series.

          All Warrants will be deemed automatically exercised on the fifth New York Business Day immediately preceding the Expiration Date (such date of exercise, the "Exercise Date"); provided, however, that upon the occurrence of
                                --------  -------
any of the following earlier events, the Warrants will be exercised on the New York Business Day immediately preceding the date of such event (such date of exercise, the "Early Exercise Date"):

            (a) the delisting or permanent suspension of trading of the Warrants from the American Stock Exchange (the "Designated Exchange") (unless the Warrants are simultaneously accepted for trading pursuant to the rules of another national securities exchange or securities association); or

            (b) the entry of a decree or order for relief in respect of the Company by a court having jurisdiction in the premises in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the order of the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

          (c) the commencement by the Company of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, or the consent by it to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of its creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any action.

          The Warrants may not be exercised at the option of the Holders.

          Provided that the Company has made adequate funds available to the Warrant Agent in a timely manner that will, in no event, be later than [3:00 P.M.], New York City time, on the Expiration Date or Early Expiration Date, as the case may be, for such Warrants (or, if such date is not a New York Business Day, on the next New York Business Day after such date), the Warrant Agent will make payment available in the form of wire transfer to the DTC. Payment will be made available prior to the close of business on the Expiration Date or prior to the close of business on the fifth New York Business Day following the Early Expiration Date, as the case may be. Such payment will be in the amount of the aggregate Cash Settlement Value in respect of Warrants. The Warrant Agent will promptly cancel this Global Certificate representing the Warrants and deliver it to the Company. The DTC will be responsible for crediting the amount of the payment to the accounts of the DTC Participants. Each DTC Participant will be responsible for crediting the Cash Settlement Value of the Warrants to the appropriate Holders.

          Prior to due presentment for registration of the transfer, the Company, the Warrant Agent and any agent of the Company or the Warrant Agent may deem and treat the registered owner hereof as the absolute owner of the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon) for any purpose whatsoever, and as the person entitled to exercise the rights represented by the Warrants evidenced hereby, and neither the Company nor the Warrant Agent will be affected by any notice to the contrary.

          The Warrant Agent shall, in accordance with the Warrant Agreement, from time to time register the transfer of this Global Certificate in its records (which may be maintained electronically) to be maintained by it for that purpose at the Warrant Agent's Office upon surrender hereof, duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder hereof or by the duly appointed legal representative or duly authorized attorney thereof, such signature to be guaranteed by a bank or trust company with a correspondent office in The City of New York or by a member of a national securities exchange. Upon any such registration of transfer, a new Global Certificate will be issued to the transferee or transferees.

          Capitalized terms included herein but not defined herein have the meanings assigned thereto in the Warrant Agreement.

          References herein to "U.S. Dollars" or "$" are to the lawful currency of the United States of America. As used herein, a "New York Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are required or authorized by law or executive order to be closed. References herein to a "yield" of any U.S. Treasury securities are to the yield to maturity of such securities.

          The Warrant Agreement and the terms of the Warrants are subject to amendment, as provided by the Warrant Agreement.

          THIS GLOBAL CERTIFICATE SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, Salomon Inc has caused this instrument to be duly executed.


Dated:  ___________________     SALOMON INC

               by____________________________
               [name]
               [title]

[SEAL]



Attest:

by_________________________
[name]
  Secretary



Countersigned as of the
date above written:

[name of warrant agent]
as Warrant Agent

  by_______________________
    Authorized officer